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                                                                  EXHIBIT 10.58

                                     FORM OF
                                ALBERTSON'S, INC.
                   NON-EMPLOYEE DIRECTOR DEFERRED SHARE UNITS

     These Deferred Share Units are granted pursuant to Section 9 of the Albertson's, Inc. 2004 Equity and Performance Incentive Plan (the "Plan") upon the terms and conditions set forth in this grant agreement (this "Agreement") and in the Plan. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.

1. Albertson's, Inc. (the "Company"), pursuant to the Plan, which is incorporated herein by reference, hereby confirms the grant on ______, 200_ (the "Date of Grant"), to ____________, a non-employee member of the Board of Directors of the Company (the "Director"), of ______ deferred share units (the "Deferred Share Units"). Each Deferred Share Unit represents a hypothetical share of the Company's common stock, $1.00 par value (the "Stock").

2. The Deferred Share Units have been credited to the Deferred Share Unit account of the Director and will be credited with "dividend equivalents" each time that a dividend is paid by the Company with respect to the Stock. Such "dividend equivalents" shall be reinvested into additional Deferred Share Units using the closing price of the Stock on the payable date of the dividend and held in the Deferred Share Unit account of the Director.

3. The Deferred Share Unit account of the Director will be distributed in a lump sum to the Director in Stock upon the later of the first anniversary of the Date of Grant and the time of the termination of the Director's service as a member of the Board of Directors of the Company (six months after the Director's termination of service, if the Director is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code (the "Code")); provided, however, that if the Director has elected a specified payout date in an election (an "Initial Election") or a Deferral Election (as defined in Section 4 below) made in the form and manner prescribed by the Company and in accordance with Section 409A of the Code, the Director's Deferred Share Unit account will be distributed upon the later of such payout date and the first anniversary of the Date of Grant.

4. The Director may elect, in the manner and form prescribed by the Company (a "Deferral Election"), to defer the distribution date applicable to the Director's Deferred Share Units. If permitted by Section 409A of the Code, such Deferral Election may apply to less than all of the Director's Deferred Share Units hereunder. However, unless otherwise permitted in accordance with Section 409A of the Code, such Deferral Election will not be effective unless (i) in the case of a distribution to be made by reason of a specified time or a fixed schedule, the Deferral Election is made not less than twelve months prior to the first date that distribution would have been made absent such Deferral Election, (ii) distribution under such Deferral Election will be made no less than five years from the date payment would have been made absent such

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     Deferral Election, and (iii) such Deferral Election will not take effect until twelve months after the date on which the Deferral Election is made.

5. Notwithstanding Sections 3 and 4, the Deferred Share Unit account of the Director will be distributed in Stock to the estate or beneficiary of the Director, as the case may be, upon the Director's death.

6. During the one-year period beginning on the Date of Grant, the Deferred Share Units are nontransferable by the Director. On or after the first anniversary of the Date of Grant, the Deferred Share Units are nontransferable by the Director except by will or by the laws of descent or distribution, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Securities Exchange Act of 1934, as amended) or to an "Eligible Transferee" (as that term is defined in
     Section 2 of the Plan) of the Director, and for purposes of these Deferred Share Units, such transferee shall be deemed to be the Director.

7. The Deferred Share Units shall not be construed as giving the Director any right to be retained as a Director of the Company.

8. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of the Deferred Share Units, regardless of the law that might be applied under principles of conflicts of law.

9. The Director has been given a copy of this Agreement and the Memorandum regarding the Plan, which together constitute the Prospectus. A copy of the Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission, together with copies of the documents incorporated by reference in Item 3 of Part II of the Registration Statement and which are incorporated by reference into the Section 10(a) prospectus, are available, without charge, upon written or oral request to the Corporate Secretary's office.

10. The Company's obligations to the Director with respect to the Deferred Share Units will be satisfied in full upon the distribution of shares of Stock corresponding to such Deferred Share Units.

11. The Director will not have any rights as a stockholder with respect to any shares of Stock issuable pursuant to the Deferred Share Units until the date on which a stock certificate (or certificates) representing such Stock is issued.

12. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Stock in the future, and the rights of the Director will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

13. The number of shares of Stock issuable pursuant to the Deferred Share Units is subject to adjustment as provided in Section 12 of the Plan.

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14.    It is intended that:

          a. this Agreement and its administration comply with the provisions of Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted, applied and to the minimum extent necessary, amended in the sole discretion of the Company, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code; and

          b. to the extent applicable, all Director elections hereunder will comply with Section 409A of the Code. The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements thereof; and

          c. any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

15. Notices hereunder will be mailed or delivered to the Company at Compensation Department, Albertson's, Inc., P.O. Box 20, Boise, Idaho 83726 and will be mailed to or delivered to the Director at the Director's address set forth in the records of the Company, or in either case, at such other address as one party may subsequently furnish to the other party in writing.

16. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17. This award is subject to the terms of the Plan. To the extent any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision will govern and any inconsistent provision in this Agreement will have no force or effect.

18. Any amendment to the Plan will be deemed to be an amendment to this Agreement. Except as provided in this Agreement, no amendment will adversely affect the number or value of the Director's Deferred Share Units without the Director's written consent. This Agreement cannot be changed or terminated orally. The Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof.

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